                                                                 Exhibit 11.1


Statement Re: Computation of Per share Earnings

                                                                                  YEAR ENDED SEPTEMBER 30
                                                                             ----------------------------------
                                                                                1994        1995        1996
                                                                             ----------  ----------  ----------
                                                                             (AMOUNTS IN THOUSANDS, EXCEPT PER
                                                                                        SHARE DATA)
PRIMARY
  AVERAGE SHARES OUTSTANDING...............................................   1,601,912   1,613,993   1,723,595
  COMMON STOCK EQUIVALENTS.................................................   2,985,273      --          --
                                                                             ----------  ----------  ----------
  TOTAL....................................................................   4,587,185   1,613,993   1,723,595

  NET INCOME...............................................................  $    5,141  $   (2,845) $   (7,092)
  ADJUSTMENTS TO NET INCOME:
    9% PREFERRED STOCK DIVIDENDS...........................................      (2,498)     (2,498)     (2,498)
    SERIES B PREFERRED STOCK DIVIDENDS.....................................      (2,100)     (2,100)     (2,100)
    INCOME FROM US GOVERNMENT SECURITIES...................................       1,287      --          --
                                                                             ----------  ----------  ----------
  NET INCOME PER COMMON SHARE..............................................  $    1,830  $   (7,443) $  (11,690)
                                                                             ----------  ----------  ----------
                                                                             ----------  ----------  ----------
  PER SHARE AMOUNT.........................................................  $      .40  $    (4.61) $    (6.78)
                                                                             ----------  ----------  ----------
                                                                             ----------  ----------  ----------
FULLY DILUTED
  AVERAGE SHARES OUTSTANDING...............................................   1,601,912   1,613,993   1,723,595
  COMMON STOCK EQUIVALENTS.................................................   2,985,273      --          --
  ADDITIONAL COMMON STOCK EQUIVALENTS......................................     121,949      --          --
                                                                             ----------  ----------  ----------
  TOTAL....................................................................   4,709,134   1,613,993   1,723,595

  NET INCOME...............................................................  $    5,141      (2,845)     (7,092)
  ADJUSTMENTS TO NET INCOME:
    9% PREFERRED STOCK DIVIDENDS...........................................      (2,498)     (2,498)     (2,498)
    SERIES B PREFERRED STOCK DIVIDENDS.....................................      (2,100)     (2,100)     (2,100)
    INCOME FROM US GOVERNMENT SECURITIES...................................       1,287      --          --
                                                                             ----------  ----------  ----------
  NET INCOME ATTRIBUTABLE TO COMMON SHARE..................................  $    1,830  $   (7,443) $  (11,690)
  INCOME FROM ADDITIONAL INVESTMENTS IN US GOVERNMENT SECURITIES...........         132      --          --
                                                                             ----------  ----------  ----------
  NET INCOME PER FULLY DILUTED COMMON SHARE................................  $    1,962  $   (7,443) $  (11,690)
                                                                             ----------  ----------  ----------
                                                                             ----------  ----------  ----------
  PER SHARE AMOUNT.........................................................  $      .42  $    (4.61) $    (6.78)
                                                                             ----------  ----------  ----------
                                                                             ----------  ----------  ----------
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